Exhibit 12.4

CERTIFICATION

I, Mandeep Chawla, certify that:

1.                                      I have reviewed this Annual Report on Form 20-F/A of Celestica Inc.;

2.                                      Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 25, 2019
/s/ Mandeep Chawla
Mandeep Chawla
Chief Financial Officer